Exhibit 99.1

Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com Media Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@autonation.com

AutoNation Reports Third Quarter 2024 Results
•Q3 2024 EPS $4.61, adjusted EPS $4.02
•Strong Same Store New Vehicle unit sales growth of 2%
•Record After-Sales gross profit of $558 million
•AN Finance growth continues with $700 million in YTD originations

FORT LAUDERDALE, Fla., (October 25, 2024) — AutoNation, Inc. (NYSE: AN), today reported third quarter 2024 revenue of $6.6 billion, EPS of $4.61, and adjusted EPS of $4.02. Third quarter 2024 results were adversely impacted by the residual effects of the CDK outage in July, which reduced earnings per share by an estimated $0.21 per share. Adjusted EPS excludes $0.59 of net favorable items, primarily related to gains on business and property dispositions, partially offset by other items. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

“We are pleased to deliver solid operating results for the third quarter driven primarily by new vehicle unit sales growth, continued After-Sales momentum, and disciplined cost controls. We were able to navigate through a challenging environment, which included the lingering effects of the CDK outage, which we are relieved to now have behind us, weather challenges, and OEM stop-sale orders. Looking ahead, we remain focused on shareholder returns, are encouraged by the moderating interest rates and OEM support actions, and are committed to delivering a strong close to the year,” said Mike Manley, AutoNation’s Chief Executive Officer.

Operational Summary
Third quarter 2024 compared to the year-ago period:

Selected Financial Data
($ in millions, except per share data)
	Three Months Ended September 30,
	2024	2023	YoY
Revenue	$6,586.1	$6,892.7	-4%
Gross Profit	$1,182.8	$1,294.6	-9%
Operating Income	$350.7	$419.5	-16%
Net Income	$185.8	$243.7	-24%
Diluted EPS	$4.61	$5.54	-17%

Adjusted Operating Income*	$320.3	$415.8	-23%
Adjusted Net Income*	$162.2	$243.7	-33%
Adjusted EPS*	$4.02	$5.54	-27%

New Vehicle Retail Unit Sales	63,150	62,289	1%
Used Vehicle Retail Unit Sales	66,454	72,517	-8%
*Reconciliations of non-GAAP financial measures are included in the attached financial tables.

•Revenue - totaled $6.6 billion, down $307 million compared to the year-ago period, reflecting primarily lower average selling prices of vehicles and used vehicle unit sales, offset partially by increased new vehicle unit sales, and After-Sales growth.
◦New Vehicle Revenue – decreased $16 million or 1%, to $3.2 billion.
◦Used Vehicle Revenue – decreased $271 million or 12%, to $1.9 billion.
◦After-Sales Revenue – increased $14 million or 1%, to $1.2 billion.
◦Customer Financial Services Revenue – decreased $34 million or 9%, to $335 million.
•Gross Profit - totaled $1.2 billion, down $112 million from $1.3 billion a year ago.
◦New Vehicle Gross Profit - decreased $74 million reflecting gross profit per vehicle retailed of $2,804 compared to $4,025 a year ago, and a 1% increase in unit sales.
◦Used Vehicle Gross Profit - decreased $17 million reflecting a gross profit per vehicle retailed of $1,589 compared to $1,746 a year ago and a 8% decrease in unit sales.
◦After-Sales Gross Profit - increased $12 million, or 2% from a year ago to $558 million reflecting higher revenue and a 50-basis point increase in margin.
◦Customer Financial Services Gross Profit - decreased $34 million from a year ago reflecting gross profit per vehicle retailed of $2,588, compared to $2,741 a year ago and a 4% decrease in total units sold.
•SG&A as a Percentage of Gross Profit - was 68.6%, or 67.4% on an adjusted basis, and remained well below pre-pandemic levels despite impacts early in the quarter from the CDK outage.

Segment Results
Segment results(1) for the third quarter of 2024 were as follows:
•Domestic Segment Income – was $62 million compared to the year-ago segment income of $107 million. Revenues of $1.8 billion decreased 11%.
•Import Segment Income – was $119 million compared to the year-ago segment income of $165 million. Revenues of $2.0 billion decreased 1%.
•Premium Luxury Segment Income – was $155 million compared to the year-ago segment income of $193 million. Revenues of $2.4 billion decreased 4%.

Year-to-date 2024 compared to the year-ago period:

Selected Financial Data
($ in millions, except per share data)
	Nine Months Ended September 30,
	2024	2023	YoY
Revenue	$19,552.2	$20,181.5	-3%
Gross Profit	$3,543.8	$3,916.3	-10%
Operating Income	$966.0	$1,302.0	-26%
Net Income	$506.1	$804.9	-37%
Diluted EPS	$12.31	$17.65	-30%

Adjusted Operating Income*	$986.5	$1,324.8	-26%
Adjusted Net Income*	$514.8	$817.3	-37%
Adjusted EPS*	$12.53	$17.92	-30%

New Vehicle Retail Unit Sales	183,281	179,798	2%
Used Vehicle Retail Unit Sales	201,079	208,868	-4%
*Reconciliations of non-GAAP financial measures are included in the attached financial tables.
•Revenue - totaled $19.6 billion, down $629 million compared to the year-ago period, reflecting primarily lower average selling prices of vehicles and used vehicle unit sales, offset partially by increased new vehicle unit sales and After-Sales growth.
◦New Vehicle Revenue – decreased $128 million or 1%, to $9.3 billion.
◦Used Vehicle Revenue – decreased $484 million or 8%, to $5.8 billion.
◦After-Sales Revenue – increased $68 million or 2%, to $3.5 billion.
◦Customer Financial Services Revenue – decreased $77 million or 7%, to $994 million.
•Gross Profit - totaled $3.5 billion, down $373 million from $3.9 billion a year ago.
◦New Vehicle Gross Profit - decreased $262 million reflecting gross profit per vehicle retailed of $3,074 compared to $4,590 a year ago, offset partially by a 2% increase in unit sales.
◦Used Vehicle Gross Profit - decreased $82 million reflecting a gross profit per vehicle retailed of $1,565 compared to $1,907 a year ago and a 4% decrease in unit sales.
◦After-Sales Gross Profit - increased $51 million, or 3% from a year ago to $1.7 billion as revenue growth and higher margins largely offset lower sales resulting from the CDK outage incident.
◦Customer Financial Services Gross Profit - decreased $77 million from a year ago to $994 million reflecting gross profit per vehicle retailed of $2,586, compared to $2,757 a year ago, and a 1% decrease in total units sold.
•SG&A as a Percentage of Gross Profit - was 68.6%, or 66.7% on an adjusted basis, and remained well below pre-pandemic levels despite the impacts of the CDK outage.

Segment Results
Segment results(1) for the first nine months of 2024 were as follows:
•Domestic Segment Income – was $188 million compared to the year-ago segment income of $342 million. Revenues of $5.3 billion decreased 9%.
•Import Segment Income – was $356 million compared to the year-ago segment income of $498 million. Revenues of $6.0 billion increased 3%.
•Premium Luxury Segment Income – was $468 million compared to the year-ago segment income of $641 million. Revenues of $7.2 billion decreased 5%.

Capital Allocation, Liquidity, Leverage and Portfolio Actions
During the quarter, AutoNation repurchased 36 thousand shares of common stock for an aggregate purchase price of $6 million. Year-to-date through October 23, 2024, AutoNation repurchased 2.2 million shares for an aggregate purchase price of $356 million. AutoNation has approximately $965 million remaining under its current share repurchase program. During the third quarter of 2024, the Company made capital expenditures of $81 million.

As of September 30, 2024, AutoNation had $1.6 billion of liquidity, including $60 million in cash and $1.5 billion of availability under its revolving credit facility, net of commercial paper borrowings. The Company’s covenant leverage ratio was 2.53x at quarter end and the Company had $3.9 billion of non-vehicle debt outstanding.

During the quarter, AutoNation divested seven Domestic stores and one Import store, which represented a total of 11 franchises. As a result of these divestitures, the Company received net proceeds of $156 million and recognized a pre-tax gain of $53.9 million.

The third quarter conference call will begin at 9:00 a.m. Eastern Time and may be accessed by telephone at 833-470-1428 (Conference ID:356177) or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 12:00 p.m. Eastern Time on October 25, 2024, through 11:59 p.m. Eastern Time on Friday, November 15, 2024, or by calling 866-813-9403 (Conference ID: 747579). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at investors.autonation.com.
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by Ford, General Motors, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.

About AutoNation, Inc.
AutoNation, one of the largest automotive retailers in the United States, offers innovative products, exceptional services, and comprehensive solutions, and empowers its customers to make the best decisions for their needs. With a nationwide network of dealerships strengthened by a recognized brand, we offer a wide variety of new and used vehicles, customer financing, parts, and expert maintenance and repair services. Through DRV PNK, we have raised over $40 million for cancer-related causes, demonstrating our commitment to making a positive difference in the lives of our Associates, Customers, and the communities we serve.

Please visit www.autonation.com, investors.autonation.com, and www.x.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation's automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "estimates," "intends," "goals," "targets," "projects," "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including AutoNation USA, AutoNation Finance, and AutoNation Mobile Service, statements regarding our expectations for the future performance of our business and the automotive retail industry, including during the remainder of 2024, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments, including our investments in digital and online capabilities and mobility solutions; our ability to maintain or improve gross profit margins; our ability to maintain or gain market share; legal, reputational, and financial risks resulting from cyber incidents and the potential impact on our operating results; the receipt of any insurance or other recoveries in connection with any cyber incidents; our ability to successfully implement and maintain expense controls; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; our ability to acquire and integrate successfully new acquisitions; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for franchise acquisitions; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
New vehicle	$3,171.2	$3,187.6	$9,273.0	$9,400.5
Used vehicle	1,901.4	2,172.1	5,808.6	6,292.7
Parts and service	1,170.9	1,157.4	3,460.4	3,392.5
Finance and insurance, net	335.4	369.5	994.1	1,071.4
Other	7.2	6.1	16.1	24.4
Total revenue	6,586.1	6,892.7	19,552.2	20,181.5
Cost of sales:
New vehicle	2,994.1	2,936.9	8,709.6	8,575.2
Used vehicle	1,790.2	2,044.3	5,474.5	5,876.2
Parts and service	612.7	611.6	1,809.8	1,793.1
Other	6.3	5.3	14.5	20.7
Total cost of sales	5,403.3	5,598.1	16,008.4	16,265.2
Gross profit	1,182.8	1,294.6	3,543.8	3,916.3
Selling, general, and administrative expenses	811.3	819.3	2,430.2	2,444.9
Depreciation and amortization	61.3	55.7	179.5	163.1
Other (income) expense, net(1)	(40.5)	0.1	(31.9)	6.3
Operating income	350.7	419.5	966.0	1,302.0
Non-operating income (expense) items:
Floorplan interest expense	(60.5)	(38.3)	(163.8)	(98.2)
Other interest expense	(44.9)	(48.8)	(136.3)	(135.9)
Other income (loss), net(2)	2.1	(5.0)	9.0	4.6
Income from continuing operations before income taxes	247.4	327.4	674.9	1,072.5
Income tax provision	61.6	83.7	168.8	268.5
Net income from continuing operations	185.8	243.7	506.1	804.0
Income from discontinued operations, net of income taxes	—	—	—	0.9
Net income	$185.8	$243.7	$506.1	$804.9
Diluted earnings per share(3):
Continuing operations	$4.61	$5.54	$12.31	$17.63
Discontinued operations	$—	$—	$—	$0.02
Net income	$4.61	$5.54	$12.31	$17.65
Weighted average common shares outstanding	40.3	44.0	41.1	45.6
Common shares outstanding, net of treasury stock, at period end	39.6	42.8	39.6	42.8

(1)Includes net gains on business/property divestitures and results of our finance company, including expected credit loss expense and gains on asset sales, as well as gains on legal settlements and asset impairments.
(2)Includes gains related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants, net of losses on minority equity investments.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	$ Variance	% Variance	2024	2023	$ Variance	% Variance
Revenue:
New vehicle	$3,171.2	$3,187.6	$(16.4)	(0.5)	$9,273.0	$9,400.5	$(127.5)	(1.4)
Retail used vehicle	1,741.4	2,025.1	(283.7)	(14.0)	5,318.7	5,858.4	(539.7)	(9.2)
Wholesale	160.0	147.0	13.0	8.8	489.9	434.3	55.6	12.8
Used vehicle	1,901.4	2,172.1	(270.7)	(12.5)	5,808.6	6,292.7	(484.1)	(7.7)
Finance and insurance, net	335.4	369.5	(34.1)	(9.2)	994.1	1,071.4	(77.3)	(7.2)
Total variable operations	5,408.0	5,729.2	(321.2)	(5.6)	16,075.7	16,764.6	(688.9)	(4.1)
Parts and service	1,170.9	1,157.4	13.5	1.2	3,460.4	3,392.5	67.9	2.0
Other	7.2	6.1	1.1		16.1	24.4	(8.3)
Total revenue	$6,586.1	$6,892.7	$(306.6)	(4.4)	$19,552.2	$20,181.5	$(629.3)	(3.1)
Gross profit:
New vehicle	$177.1	$250.7	$(73.6)	(29.4)	$563.4	$825.3	$(261.9)	(31.7)
Retail used vehicle	105.6	126.6	(21.0)	(16.6)	314.7	398.3	(83.6)	(21.0)
Wholesale	5.6	1.2	4.4		19.4	18.2	1.2
Used vehicle	111.2	127.8	(16.6)	(13.0)	334.1	416.5	(82.4)	(19.8)
Finance and insurance	335.4	369.5	(34.1)	(9.2)	994.1	1,071.4	(77.3)	(7.2)
Total variable operations	623.7	748.0	(124.3)	(16.6)	1,891.6	2,313.2	(421.6)	(18.2)
Parts and service	558.2	545.8	12.4	2.3	1,650.6	1,599.4	51.2	3.2
Other	0.9	0.8	0.1		1.6	3.7	(2.1)
Total gross profit	1,182.8	1,294.6	(111.8)	(8.6)	3,543.8	3,916.3	(372.5)	(9.5)
Selling, general, and administrative expenses	811.3	819.3	8.0	1.0	2,430.2	2,444.9	14.7	0.6
Depreciation and amortization	61.3	55.7	(5.6)		179.5	163.1	(16.4)
Other (income) expense, net	(40.5)	0.1	40.6		(31.9)	6.3	38.2
Operating income	350.7	419.5	(68.8)	(16.4)	966.0	1,302.0	(336.0)	(25.8)
Non-operating income (expense) items:
Floorplan interest expense	(60.5)	(38.3)	(22.2)		(163.8)	(98.2)	(65.6)
Other interest expense	(44.9)	(48.8)	3.9		(136.3)	(135.9)	(0.4)
Other income (loss), net	2.1	(5.0)	7.1		9.0	4.6	4.4
Income from continuing operations before income taxes	$247.4	$327.4	$(80.0)	(24.4)	$674.9	$1,072.5	$(397.6)	(37.1)

Retail vehicle unit sales:
New	63,150	62,289	861	1.4	183,281	179,798	3,483	1.9
Used	66,454	72,517	(6,063)	(8.4)	201,079	208,868	(7,789)	(3.7)
	129,604	134,806	(5,202)	(3.9)	384,360	388,666	(4,306)	(1.1)

Revenue per vehicle retailed:
New	$50,217	$51,174	$(957)	(1.9)	$50,594	$52,284	$(1,690)	(3.2)
Used	$26,205	$27,926	$(1,721)	(6.2)	$26,451	$28,048	$(1,597)	(5.7)

Gross profit per vehicle retailed:
New	$2,804	$4,025	$(1,221)	(30.3)	$3,074	$4,590	$(1,516)	(33.0)
Used	$1,589	$1,746	$(157)	(9.0)	$1,565	$1,907	$(342)	(17.9)
Finance and insurance	$2,588	$2,741	$(153)	(5.6)	$2,586	$2,757	$(171)	(6.2)
Total variable operations(1)	$4,769	$5,540	$(771)	(13.9)	$4,871	$5,905	$(1,034)	(17.5)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2024 (%)	2023 (%)	2024 (%)	2023 (%)
Revenue mix percentages:
New vehicle	48.1	46.2	47.4	46.6
Used vehicle	28.9	31.5	29.7	31.2
Parts and service	17.8	16.8	17.7	16.8
Finance and insurance, net	5.1	5.4	5.1	5.3
Other	0.1	0.1	0.1	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	15.0	19.4	15.9	21.1
Used vehicle	9.4	9.9	9.4	10.6
Parts and service	47.2	42.2	46.6	40.8
Finance and insurance	28.4	28.5	28.1	27.4
Other	—	—	—	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.6	7.9	6.1	8.8
Used vehicle - retail	6.1	6.3	5.9	6.8
Parts and service	47.7	47.2	47.7	47.1
Total	18.0	18.8	18.1	19.4
Selling, general, and administrative expenses	12.3	11.9	12.4	12.1
Operating income	5.3	6.1	4.9	6.5
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	68.6	63.3	68.6	62.4
Operating income	29.6	32.4	27.3	33.2

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	$ Variance	% Variance	2024	2023	$ Variance	% Variance
Revenue:
Domestic	$1,774.9	$1,983.9	$(209.0)	(10.5)	$5,271.0	$5,770.5	$(499.5)	(8.7)
Import	2,046.2	2,077.2	(31.0)	(1.5)	6,044.5	5,864.2	180.3	3.1
Premium luxury	2,426.0	2,516.1	(90.1)	(3.6)	7,239.3	7,621.5	(382.2)	(5.0)
Total	6,247.1	6,577.2	(330.1)	(5.0)	18,554.8	19,256.2	(701.4)	(3.6)
Corporate and other	339.0	315.5	23.5	7.4	997.4	925.3	72.1	7.8
Total consolidated revenue	$6,586.1	$6,892.7	$(306.6)	(4.4)	$19,552.2	$20,181.5	$(629.3)	(3.1)

Segment income*:
Domestic	$62.4	$107.2	$(44.8)	(41.8)	$187.9	$341.5	$(153.6)	(45.0)
Import	119.2	164.7	(45.5)	(27.6)	356.2	498.1	(141.9)	(28.5)
Premium luxury	154.7	192.9	(38.2)	(19.8)	468.2	641.2	(173.0)	(27.0)
Total	336.3	464.8	(128.5)	(27.6)	1,012.3	1,480.8	(468.5)	(31.6)
Corporate and other	(46.1)	(83.6)	37.5		(210.1)	(277.0)	66.9
Add: Floorplan interest expense	60.5	38.3	22.2		163.8	98.2	65.6
Operating income	$350.7	$419.5	$(68.8)	(16.4)	$966.0	$1,302.0	$(336.0)	(25.8)
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	17,583	17,766	(183)	(1.0)	50,068	51,110	(1,042)	(2.0)
Import	28,865	28,232	633	2.2	85,162	78,502	6,660	8.5
Premium luxury	16,702	16,291	411	2.5	48,051	50,186	(2,135)	(4.3)
	63,150	62,289	861	1.4	183,281	179,798	3,483	1.9

Retail used vehicle unit sales:
Domestic	18,681	22,406	(3,725)	(16.6)	57,178	64,914	(7,736)	(11.9)
Import	22,851	24,548	(1,697)	(6.9)	69,188	69,241	(53)	(0.1)
Premium luxury	17,876	19,710	(1,834)	(9.3)	54,608	57,409	(2,801)	(4.9)
Other	7,046	5,853	1,193	20.4	20,105	17,304	2,801	16.2
	66,454	72,517	(6,063)	(8.4)	201,079	208,868	(7,789)	(3.7)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024 (%)	2023 (%)	2024 (%)	2023 (%)
Domestic:
Ford, Lincoln	11.3	10.5	11.0	10.9
Chevrolet, Buick, Cadillac, GMC	11.4	10.8	10.9	10.4
Chrysler, Dodge, Jeep, Ram	5.1	7.2	5.4	7.1
Domestic total	27.8	28.5	27.3	28.4
Import:
Toyota	19.4	19.9	20.7	18.7
Honda	13.6	12.4	13.4	12.8
Nissan	1.8	2.2	1.9	2.2
Hyundai	3.9	3.4	3.7	3.4
Subaru	4.1	4.1	3.9	3.5
Other Import	3.0	3.3	2.9	3.1
Import total	45.8	45.3	46.5	43.7
Premium Luxury:
Mercedes-Benz	9.7	8.5	8.8	9.3
BMW	8.0	8.4	8.5	9.1
Lexus	3.3	2.8	3.5	3.0
Audi	2.1	2.9	2.1	2.7
Jaguar Land Rover	1.9	1.7	2.0	1.8
Other Premium Luxury	1.4	1.9	1.3	2.0
Premium Luxury total	26.4	26.2	26.2	27.9
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Capital expenditures	$81.0	$87.0	$262.2	$286.0
Cash paid for acquisitions, net of cash acquired	$—	$2.2	$—	$271.1
Cash received from divestitures, net of cash relinquished	$156.0	$—	$156.0	$—
Stock repurchases:
Aggregate purchase price (1)	$5.6	$200.0	$355.6	$712.4
Shares repurchased (in millions)	—	1.3	2.2	5.3

New Vehicle Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Variance	2024	2023	Variance
Floorplan assistance earned (included in cost of sales)	$38.2	$31.5	$6.7	$101.6	$92.1	$9.5
New vehicle floorplan interest expense	(58.5)	(35.1)	(23.4)	(157.4)	(89.1)	(68.3)
Net new vehicle inventory carrying benefit (expense)	$(20.3)	$(3.6)	$(16.7)	$(55.8)	$3.0	$(58.8)

Balance Sheet and Other Highlights	September 30, 2024	December 31, 2023	September 30, 2023
Cash and cash equivalents	$60.2	$60.8	$64.0
Inventory	$3,530.8	$3,033.4	$2,645.6
Floorplan notes payable	$3,805.2	$3,382.4	$2,814.8
Non-recourse debt	$645.9	$258.4	$246.1
Non-vehicle debt	$3,934.5	$4,030.3	$3,942.4
Equity	$2,371.2	$2,211.4	$2,142.0

New days supply (industry standard of selling days)	52 days	36 days	31 days
Used days supply (trailing calendar month days)	36 days	39 days	33 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.53x
Covenant	less than or equal to	3.75x

Interest coverage ratio		4.33x
Covenant	greater than or equal to	3.00x

(1) Excludes excise taxes imposed under Inflation Reduction Act.
(2) Calculated in accordance with our credit agreement as filed with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended September 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
From continuing operations, as reported	$350.7	$419.5	$247.4	$327.4	$61.6	$83.7	24.9%	25.6%	$185.8	$243.7
Discontinued operations, net of income taxes									—	—
As reported									$185.8	$243.7	$4.61	$5.54
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans(4)	8.2	(3.7)	—	—	—	—			—	—	$—	$—
Net loss on equity investments	—	—	6.7	—	1.6	—			5.1	—	$0.13	$—
Self-insurance related losses(5)	5.7	—	5.7	—	1.4	—			4.3	—	$0.11	$—
Business/property-related items:
Net gains on dispositions, net of asset impairments	(46.7)	—	(46.7)	—	(11.4)	—			(35.3)	—	$(0.88)	$—
Loss from operations resulting from dispositions	2.4	—	3.0	—	0.7	—			2.3	—	$0.06	$—
Adjusted	$320.3	$415.8	$216.1	$327.4	$53.9	$83.7	24.9%	25.6%	$162.2	$243.7	$4.02	$5.54

	Three Months Ended September 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2024	2023	2024	2023
As reported	$811.3	$819.3	68.6	63.3
Excluding:
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans	8.2	(3.7)
Self-insurance related losses	5.7	—
Adjusted	$797.4	$823.0	67.4	63.6

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)
Increases and decreases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains and losses, respectively, related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, the net impact to net income and earnings per share is de minimis. Gains and losses related to the COLI are recorded in non-operating Other Income (Loss), Net.

(5)	Primarily related to losses from hail storms and other natural catastrophes.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Nine Months Ended September 30,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
From continuing operations, as reported	$966.0	$1,302.0	$674.9	$1,072.5	$168.8	$268.5	25.0%	25.0%	$506.1	$804.0
Discontinued operations, net of income taxes									—	0.9
As reported									506.1	804.9	$12.31	$17.65
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans(4)	16.3	6.3	—	—	—	—			—	—	$—	$—
Net loss on equity investments	—	—	6.7	—	1.6	—			5.1	—	$0.12	$—
One-time costs associated with CDK outage(5)	42.8	—	42.8	—	10.5	—			32.3	—	$0.79	$—
Self-insurance related losses(6)	5.7	16.5	5.7	16.5	1.4	4.1			4.3	12.4	$0.10	$0.27
Business/property-related items:
Net gains on dispositions, net of asset impairments	(46.7)	—	(46.7)	—	(11.4)	—			(35.3)	—	$(0.86)	$—
Loss from operations resulting from dispositions	2.4	—	3.0	—	0.7	—			2.3	—	$0.06	$—
Adjusted	$986.5	$1,324.8	$686.4	$1,089.0	$171.6	$272.6	25.0%	25.0%	$514.8	$817.3	$12.53	$17.92

	Nine Months Ended September 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2024	2023	2024	2023
As reported	$2,430.2	$2,444.9	68.6	62.4
Excluding:
Increase (decrease) in compensation expense related to market valuation changes in deferred compensation plans	16.3	6.3
One-time costs associated with CDK outage	42.8	—
Self-insurance related losses	5.7	16.5
Adjusted	$2,365.4	$2,422.1	66.7	61.8

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)
Increases and decreases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains and losses, respectively, related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, the net impact to net income and earnings per share is de minimis. Gains and losses related to the COLI are recorded in non-operating Other Income (Loss), Net.

(5)	Represents certain one-time costs incurred associated with the CDK outage, principally consisting of compensation paid to commission-based associates to ensure business continuity.
(6)	Primarily related to losses from hail storms and other natural catastrophes.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	$ Variance	% Variance	2024	2023	$ Variance	% Variance
Revenue:
New vehicle	$3,157.5	$3,155.6	$1.9	0.1	$9,133.7	$9,295.4	$(161.7)	(1.7)
Retail used vehicle	1,689.5	1,989.4	(299.9)	(15.1)	5,098.9	5,744.6	(645.7)	(11.2)
Wholesale	151.9	144.4	7.5	5.2	464.4	424.8	39.6	9.3
Used vehicle	1,841.4	2,133.8	(292.4)	(13.7)	5,563.3	6,169.4	(606.1)	(9.8)
Finance and insurance, net	328.7	364.8	(36.1)	(9.9)	964.4	1,055.1	(90.7)	(8.6)
Total variable operations	5,327.6	5,654.2	(326.6)	(5.8)	15,661.4	16,519.9	(858.5)	(5.2)
Parts and service	1,151.5	1,122.2	29.3	2.6	3,352.9	3,286.7	66.2	2.0
Other	7.1	5.9	1.2		16.1	24.5	(8.4)
Total revenue	$6,486.2	$6,782.3	$(296.1)	(4.4)	$19,030.4	$19,831.1	$(800.7)	(4.0)
Gross profit:
New vehicle	$176.7	$249.1	$(72.4)	(29.1)	$557.3	$818.2	$(260.9)	(31.9)
Retail used vehicle	103.8	124.8	(21.0)	(16.8)	305.3	391.6	(86.3)	(22.0)
Wholesale	6.4	1.4	5.0		21.7	18.5	3.2
Used vehicle	110.2	126.2	(16.0)	(12.7)	327.0	410.1	(83.1)	(20.3)
Finance and insurance	328.7	364.8	(36.1)	(9.9)	964.4	1,055.1	(90.7)	(8.6)
Total variable operations	615.6	740.1	(124.5)	(16.8)	1,848.7	2,283.4	(434.7)	(19.0)
Parts and service	550.6	533.1	17.5	3.3	1,607.3	1,562.0	45.3	2.9
Other	1.0	0.7	0.3		1.5	3.9	(2.4)
Total gross profit	$1,167.2	$1,273.9	$(106.7)	(8.4)	$3,457.5	$3,849.3	$(391.8)	(10.2)

Retail vehicle unit sales:
New	62,890	61,641	1,249	2.0	180,208	177,708	2,500	1.4
Used	64,071	71,023	(6,952)	(9.8)	191,151	204,179	(13,028)	(6.4)
	126,961	132,664	(5,703)	(4.3)	371,359	381,887	(10,528)	(2.8)

Revenue per vehicle retailed:
New	$50,207	$51,193	$(986)	(1.9)	$50,684	$52,307	$(1,623)	(3.1)
Used	$26,369	$28,011	$(1,642)	(5.9)	$26,675	$28,135	$(1,460)	(5.2)

Gross profit per vehicle retailed:
New	$2,810	$4,041	$(1,231)	(30.5)	$3,093	$4,604	$(1,511)	(32.8)
Used	$1,620	$1,757	$(137)	(7.8)	$1,597	$1,918	$(321)	(16.7)
Finance and insurance	$2,589	$2,750	$(161)	(5.9)	$2,597	$2,763	$(166)	(6.0)
Total variable operations(1)	$4,798	$5,568	$(770)	(13.8)	$4,920	$5,931	$(1,011)	(17.0)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2024 (%)	2023 (%)	2024 (%)	2023 (%)
Revenue mix percentages:
New vehicle	48.7	46.5	48.0	46.9
Used vehicle	28.4	31.5	29.2	31.1
Parts and service	17.8	16.5	17.6	16.6
Finance and insurance, net	5.1	5.4	5.1	5.3
Other	—	0.1	0.1	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	15.1	19.6	16.1	21.3
Used vehicle	9.4	9.9	9.5	10.7
Parts and service	47.2	41.8	46.5	40.6
Finance and insurance	28.2	28.6	27.9	27.4
Other	0.1	0.1	—	—
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.6	7.9	6.1	8.8
Used vehicle - retail	6.1	6.3	6.0	6.8
Parts and service	47.8	47.5	47.9	47.5
Total	18.0	18.8	18.2	19.4